Exhibit 3.1

CYNAPSUS THERAPEUTICS INC.

(A corporation incorporated under the Canada Business Corporations Act)

[  —  ] Common Shares

UNDERWRITING AGREEMENT

Dated: [  —  ], 2015

CYNAPSUS THERAPEUTICS INC.

(A corporation incorporated under the Canada Business Corporations Act)

[  —  ] Common Shares

UNDERWRITING AGREEMENT

[  —  ], 2015

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

as Representative of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Cynapsus Therapeutics Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [  —  ] additional Common Shares. The aforesaid [  —  ] Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [  —  ] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States only as soon as Merrill Lynch deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) and the Ontario Securities Commission (the “Reviewing Authority”), pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Commission and securities commission or securities regulatory authority in each of the provinces and territories of Canada, a registration statement on Form F-10 (No. 333-204226), including a preliminary short form base PREP prospectus prepared pursuant to NI 44-101 and NI 44-103 (each as defined herein) and dated May 15, 2015, relating to the offering of the Securities (the “Initial Registration Statement”). Such preliminary short form base PREP prospectus, including any documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “Preliminary PREP Prospectus.” The effective time of the Initial Registration Statement pursuant to Rule 467(b) under the 1933 Act, or, if the Company files any post-effective amendment to the Initial Registration Statement, the effective date of the latest such amendment, is herein called the “Effective Time.” The Company has also prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the Initial Registration Statement on Form F-10 (the “Form F-X”).

Pursuant to section 4.3 of Companion Policy 71-101CP (as defined herein) and General Instruction II.M of Form F-10 under the 1933 Act, the Company has (i) chosen the Province of Ontario as the review jurisdiction in connection with the offering of the Securities, (ii) filed with the Reviewing Authority the Initial Registration Statement contemporaneously with the filing of the Initial Registration Statement with the Commission, (iii) obtained a notification of clearance from the Reviewing Authority in respect of the Initial Registration Statement, which notification of clearance has not been revoked or withdrawn by the Reviewing Authority, and (iv) advised the Commission of the issuance of such notification of clearance.

In addition, the Company has (i) prepared pursuant to NI 44-101 and NI 44-103 a final short form base PREP prospectus dated [  —  ], 2015 relating to the offering of the Securities (including any documents incorporated therein by reference and any supplements or amendments thereto, the “Final Base PREP Prospectus”), omitting the Final PREP Information (as defined herein) in accordance with the rules and procedures set forth in NI 44-103 (the “PREP Procedures”) and (ii) filed with the Commission and the Reviewing Authority an amendment or amendments to the Initial Registration Statement to include the Final Base PREP Prospectus omitting the Final PREP Information.

The Company will file, as promptly as possible and in any event within two business days of the execution and delivery of this Agreement, with the Commission and the Reviewing Authority, a supplemented PREP prospectus prepared pursuant to NI 44-101 and NI 44-103 setting forth the Final PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto, the “Final PREP Prospectus”). The information included in the Final PREP Prospectus that is omitted from the Final Base PREP Prospectus that is deemed under the PREP Procedures to be incorporated by reference into the Final Base PREP Prospectus as of the date of the Final PREP Prospectus, is referred to herein as the “Final PREP Information.”

The Initial Registration Statement, together with any amendments and supplements thereto, the exhibits thereto and any schedules thereto, and the documents incorporated by reference therein pursuant to Part I, Item 4 of Form F-10 under the 1933 Act, at the Effective Time, and including the Final PREP Information, is herein called the “Registration Statement.” Each prospectus used prior to the Effective Time, and each prospectus that omitted the Final PREP Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein pursuant to Part I, Item 4 of Form F-10 under the 1933 Act, is herein called a “preliminary prospectus.” The Final PREP Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the Final PREP Information and the documents incorporated by reference therein pursuant to Part I, Item 4 of Form F-10 under the 1933 Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company and Merrill Lynch (on behalf of itself and each of the other Underwriters) each acknowledge and agree that the Securities have not been, and will not be, qualified by a prospectus for distribution in any province or territory of Canada. Merrill Lynch (on behalf of itself and each of the other Underwriters) represents and agrees that it (i) has not offered or sold and will not offer or sell, directly or indirectly, any Securities in Canada, or to or for the benefit of any resident thereof, except pursuant to exemptions from the prospectus requirements of Canadian securities laws and (ii) has caused or will cause each dealer or other person who participates in the distribution of the Securities to be subject to the restrictions on offers and sales in Canada set forth under (i) in this paragraph.

As used in this Agreement:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“Applicable Time” means [  —  ] P.M., New York City time, on [  —  ], 2015 or such other time as agreed by the Company and Merrill Lynch.

“Canadian Securities Laws” means the applicable securities laws of each of the Provinces of Alberta, British Columbia and Ontario and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, national and multilateral instruments and policies, including all companion policies and other policy statements relating thereto, adopted by the Canadian Securities Regulators.

“Canadian Securities Regulators” means the Reviewing Authority, the Alberta Securities Commission and the British Columbia Securities Commission.

“Companion Policy 71-101CP” means Companion Policy 71-101CP – To National Instrument 71-101 The Multijurisdictional Disclosure System.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Preliminary PREP Prospectus or most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions.

“NI 44-103” means National Instrument 44-103 – Post-Receipt Pricing.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Canadian Securities Laws, which is incorporated by reference in or otherwise deemed by Form F-10 under the 1933 Act or 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by any Canadian Securities Regulator, the Toronto Stock Exchange or otherwise. The Company has complied with each request (if any) from the Commission and the Reviewing Authority for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each of the Preliminary PREP Prospectus and the Final Base PREP Prospectus, at the time each was filed, complied, and the Final PREP Prospectus, when filed, will comply, in all material respects with the applicable requirements of NI 44-101 and NI 44-103 for a filing made pursuant to Section 4.3 of Companion Policy 71-101CP.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Canadian Securities Regulators, complied and will comply in all material respects with the requirements of the Canadian Securities Laws.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission or the Reviewing Authority, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the Effective Time or when such documents incorporated by reference were filed with the Commission or the Reviewing Authority, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the fourth paragraph under the heading “Underwriting—Listing,” the information in the first, third, fourth and fifth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Incorporation of Documents by Reference. The Company satisfies the requirements with respect to incorporation of documents by reference in the Registration Statement pursuant to Part I, Item 4 of Form F-10 under the 1933 Act and the 1933 Act Regulations.

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus,

including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(v) Foreign Private Issuer; Form F-X; NI 44-101. The Company (A) is a “foreign private issuer” (as defined in Rule 405 under the 1933 Act), (B) is entitled to and meets the requirements to use Form F-10 under the 1933 Act to register the offering of the Securities under the 1933 Act. The Company has prepared and filed with the Commission the Form F-X. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the 1933 Act. The Company is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus.

(vi) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(vii) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act, without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer.

(viii) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(ix) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the Public Accounting Oversight Board and applicable Canadian Securities Laws. There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such auditors with respect to audits of the Company.

(x) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(xii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Canada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably expected to result in a Material Adverse Effect.

(xiii) Good Standing of Subsidiary. The only subsidiary of the Company is Adagio Pharmaceuticals Ltd., a corporation organized under the laws of Canada (the “Subsidiary”). The Subsidiary has been duly organized and is validly existing and in good standing under the laws of Canada, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be reasonably expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of the Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary.

(xiv) Capitalization. The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package

and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding share capital of the Company has been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities pursuant to this Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor the Subsidiary is (A) in violation of its articles, by-laws or similar constating or organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the articles, by-laws or similar organizational document of the Company or the Subsidiary or (B) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of the foregoing clause (B), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which, if determined adversely to the Company or the Subsidiary, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, the rules of the Toronto Stock Exchange, Companion Policy 71-101CP, U.S. state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii) Possession of Licenses and Permits. The Company and the Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) Title to Property. The Company and the Subsidiary have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) where the failure to hold any such title free and clear of mortgages, pledges, liens, security interests, claims, restrictions or encumbrances, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiary, considered as one enterprise, and under which the Company or the Subsidiary holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor the Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of such leases or subleases to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(xxv) Possession of Intellectual Property. To the knowledge of the Company, the Company and its Subsidiary own or possess adequate rights under all patents (subject to the proviso below), licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and domain names (including all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) necessary to carry on their respective businesses in all material respects as currently conducted and as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted with the exception of third-party patents and pending patent applications that the Company is evaluating that may pose risks to the commercialization of APL-130277 in the U.S. and Europe. To the knowledge of the Company, there are no valid and enforceable third party patent claims necessary to carry on the business in all material respects as currently conducted and as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus to which the Company cannot obtain a license on terms that would not result in a cessation of the development or commercialization of APL-130277 in the U.S. or Europe. To the knowledge of the Company, no third party is infringing, or asserting ownership of, the Company’s Intellectual Property. To the knowledge of the Company, each of the patents in Schedule D, attached herewith, contain a valid and enforceable claim and neither the Company nor its Subsidiary is aware of any facts or circumstances which would render any such claims invalid or unenforceable, where such invalidity reasonably would be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by any third party (i) challenging the Company’s or its Subsidiary’s rights in or to, or alleging the violation of any of the terms of, any of the Company’s Intellectual Property, or (ii) challenging the validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company or its Subsidiary, where such challenge would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no pending action, suit, or proceeding by any third party alleging that the Company or its Subsidiary have infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party that reasonably would be expected to result in a Material Adverse Effect. To the knowledge of the Company, all patents and patent applications in Schedule D are owned solely by the Company, and are owned free and clear of all liens, encumbrances, defects and other restrictions, except for those rights licensed to ARx, LLC under the Agreement between the Company and ARx, LLC dated as of March 17, 2015, and no third party has infringed, misappropriated or otherwise violated any of the patents of Schedule D. For a company at a similar stage in a similar field, and in accordance with normal industry practice, the Company has taken reasonable steps to maintain the confidentiality of all Company trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, of value to the Company when maintained as such. All founders, current and former employees, contractors, and consultants have signed confidentiality or invention assignment agreements with the Company or its Subsidiary, as applicable, pursuant to which, to the knowledge of the Company, the Company or its Subsidiary either (i) has obtained ownership of and is the exclusive owner of the patents and patent applications listed in Schedule D or (ii) has obtained a valid right to exploit the patents and patent applications of Schedule D to the extent appropriate for the conduct of its business as currently conducted and as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted.

(xxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiary and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxvii) Clinical Trials. The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted, in all material respects, in accordance with standard medical and scientific research standards and procedures and all applicable statutes and all rules and regulations of the U.S. Food and Drug Administration (the

“FDA”) and other applicable regulatory authorities (including, without limitation, any foreign, federal, state, provincial or local governmental or regulatory authority performing functions similar to those performed by the FDA) (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete and fairly present the data derived from such trials; the Company has no knowledge of any other trials, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; the Company has operated at all times and is currently in compliance, in all material respects, with all applicable statutes, rules and regulations of the Regulatory Authorities; the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xxviii) Regulatory Filings. The Company has not failed to file with the applicable Regulatory Authorities any required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance, in all material respects, with applicable laws when filed; and no deficiencies have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions that have not been subsequently remedied.

(xxix) Regulatory Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Business—Regulatory Matters” fairly summarize the matters described therein in all material respects.

(xxx) Accounting Controls. The Company and the Subsidiary maintain and will maintain following the Effective Time effective internal control over financial reporting under Canadian Securities Laws and will maintain following the Effective Time effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps, or will actively take steps in a timely manner, to enable it to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxii) Payment of Taxes. The Company and the Subsidiary have filed all Returns that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such Returns would not result in a Material Adverse Effect, and has paid all Taxes due pursuant to such Returns or pursuant to any assessment received by the Company and the Subsidiary, except for such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. “Returns” means all returns, declarations, reports, estimates, information, elections and statements required to be filed or sent in respect of any Taxes assessed by a taxing authority. “Taxes” means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Closing Date to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule making entity having jurisdiction in the relevant circumstances, applicable, as the case may be, to any of the Company and the Subsidiary.

(xxxiii) Insurance. The Company and the Subsidiary, taken as a whole, carry or are entitled to the benefits of insurance, with insurers the Company reasonably believes to be reputable, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), under the 1940 Act.

(xxxv) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or the Subsidiary take, directly or indirectly, any action which is designed, or would be reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi) Foreign Corrupt Practices Act. None of the Company, the Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices

Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii) Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all other relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity related to money laundering (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) OFAC. None of the Company, the Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or the Subsidiary is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix) Relationship with Underwriters. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter and (iii) is not otherwise a “connected issuer” or a “related issuer” (each as defined in National Instrument 33-105 – Underwriting Conflicts) of any Underwriter.

(xl) Maintenance of Rating. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as such term is defined in Section 3(a)(62) in the 1934 Act).

(xli) Maintenance of Listing. The Company’s outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange.

(xlii) Reporting Issuer. The Company (A) has been subject to the continuous disclosure requirements of the Canadian Securities Regulators and the rules and regulations of the Toronto

Stock Exchange for at least 12 months immediately preceding the filing of the Initial Registration Statement with the Commission and (B) is a reporting issuer in good standing in the Provinces of Alberta, British Columbia and Ontario under the Canadian Securities Laws.

(xliii) Continuous Disclosure. The Company is in compliance in all material respects with its continuous and timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the Toronto Stock Exchange and has filed all documents required to be filed by it with the Canadian Securities Regulators under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Regulators that remains confidential at the date hereof. None of the documents filed by the Company in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation (as such term is defined under Canadian Securities Laws or any of them).

(xliv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlv) Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Underwriters to the government of Canada or to any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of this Agreement; (B) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters, or (C) the purchase from the Company and the sale and delivery outside Canada by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated in this Agreement.

(xlvi) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any Taxes imposed, assessed or levied by government of Canada or any authority thereof or therein, nor are any Taxes imposed in Canada on, or by virtue of the execution or delivery of, such Agreement.

(xlvii) Transfer Agents. Equity Financial Trust Company, at its principal office in the city of Toronto, has been duly appointed as registrar and transfer agent for the Common Shares in Canada, and Continental Stock Transfer & Trust, at its principal office in the city of New York, has been duly appointed as registrar and transfer agent for the Common Shares in the United States, including the Securities.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Subsidiary delivered to Merrill Lynch or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [  —  ] Common Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be earlier than two full business days (unless such Date of Delivery occurs at the Closing Time) or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to Merrill Lynch for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will effect all filings with the Commission and the Reviewing Authority in the manner and within the applicable time periods required under the 1933 Act Regulations and by section 4.3 of Companion Policy 71-101CP, respectively. The Company, subject to Section 3(b), will promptly notify Merrill Lynch, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission or the Reviewing Authority, (iii) of any request by the Commission or the Reviewing Authority for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations and all applicable Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give Merrill Lynch notice of such event (provided that Merrill Lynch shall be deemed to have received notice without any required action by the Company if such determination was made by counsel for the Underwriters), (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish Merrill Lynch with copies of any such amendment or supplement and (C) file with the Commission and the Reviewing Authority any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which Merrill Lynch or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given Merrill Lynch notice of any filings made by it, within 48 hours prior to the Applicable Time, pursuant to the 1934 Act or 1934 Act Regulations; the Company will give Merrill Lynch notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish Merrill

Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other U.S. jurisdictions as Merrill Lynch may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to (i) effect the listing of its Common Shares (including the Securities) on the Nasdaq Global Market no later than the Closing Time, and (ii) effect the listing and posting for trading of the Securities on the Toronto Stock Exchange no later than the Closing Time.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any

Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any Common Shares issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) securities issued by the Company in connection with the acquisition by the Company or the Subsidiary of the equity securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Company in connection with such acquisition, (F) securities issued by the Company in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, commercial relationships or other strategic transactions), or (G) the filing of a registration statement on Form S-8; provided, however, that a recipient of any such securities issued by the Company pursuant to clauses (E) and (F) shall enter into an agreement substantially in the form of Exhibit E hereto; provided further, that that securities issued by the Company pursuant to clauses (E) and (F) may not exceed, in the aggregate, 5% of the total number of Common Shares outstanding immediately following the completion of the transactions contemplated by this Agreement.

(j) Press Release. If Merrill Lynch, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares if and as may be required under Rule 463 under the 1933 Act.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of Merrill Lynch, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that Merrill Lynch will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by Merrill Lynch. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by Merrill Lynch as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Emerging Growth Company Status. The Company will promptly notify Merrill Lynch if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(n) PFIC Annual Information Statement. Promptly following the end of each taxable year, the Company will make a determination with respect to its status as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for such taxable year. For each taxable year in which the Company determines it was a PFIC, the Company will make available to the holders of Common Shares, within a reasonable period of time following the end of such taxable year, a PFIC Annual Information Statement, as defined in Treasury Regulations Section 1.1295-1(g)(1), with respect to the Company (and any “lower-tier PFIC”) and such other information, if any, sufficient to allow a holder of Common Shares to make and maintain a timely and valid “qualified electing fund” election in accordance with Section 1295 of the Code and Treasury Regulation 1.1295-1(g) for the Company (and/or any “lower-tier PFIC” for which such information is available to the Company) for all taxable years during which the Company is a PFIC. No assurance can be given that such information will be available for any lower-tier PFIC that the Company does not control.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any shares or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if such fees and expenses are required to be incurred, provided that the amount payable by the Company pursuant to this clause (v) shall not exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel, lodging and any car travel expenses of representatives of the Underwriters shall be paid for by the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show (provided that no aircraft shall be chartered without the prior approval of the Company), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, provided that the amount payable by the Company pursuant to this clause (viii) shall not exceed $40,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and the Toronto Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 10, the Company shall only be required to reimburse the out of pocket expenses (including the reasonable fees and disbursements of counsel for the Underwriters) of, or attributable to, the Underwriters that have not failed to purchase the Securities that they have agreed to purchase hereunder.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or the Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Final PREP Information. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission or Canadian Securities Regulator; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Final PREP Information shall have been filed with the Commission and the Reviewing Authority in the manner and within the time frame required by the 1933 Act, 1933 Act Regulations and applicable Canadian Securities Laws.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, Merrill Lynch shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Troutman Sanders LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(c) Opinion of Canadian Counsel for Company. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated the Closing Time, of Borden Ladner Gervais LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada, upon the opinions of counsel satisfactory to Merrill Lynch.

(d) Opinion of Intellectual Property Counsel for Company. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated the Closing Time, of Clark+Elbing LLP, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(e) Opinion of Regulatory Counsel for Company. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated the Closing Time, of Troutman Sanders LLP, regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto.

(f) Opinion of U.S. Counsel for Underwriters. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by Merrill Lynch. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Subsidiary and certificates of public officials.

(g) Opinion of Canadian Counsel for Underwriters. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated the Closing Time, of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Underwriters, with respect to matters reasonably requested by Merrill Lynch. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Subsidiary and certificates of public officials.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Accountants’ Comfort Letters. At the time of the execution of this Agreement, Merrill Lynch shall have received from each of Ernst & Young LLP and McGovern, Hurley, Cunningham, LLP, a letter, dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letters. At the Closing Time, Merrill Lynch shall have received from each of Ernst & Young LLP and McGovern, Hurley, Cunningham, LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Securities shall have been (i) approved for listing on the Nasdaq Global Market, subject only to official notice of issuance, and (ii) conditionally approved for listing and posting for trading on the Toronto Stock Exchange, subject only to the satisfaction by the Company of the customary post-closing conditions of the Toronto Stock Exchange.

(l) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m) Lock-up Agreements. At the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule C hereto.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and the Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, Merrill Lynch shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by Merrill Lynch, the favorable opinion of Troutman Sanders LLP, counsel for the Company, together with the favorable opinion of Borden Ladner Gervais LLP, Canadian counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and (c), respectively, hereof.

(iii) Opinion of Intellectual Property Counsel for Company. If requested by Merrill Lynch, the favorable opinion of Clark+Elbing LLP, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Opinion of Regulatory Counsel for Company. If requested by Merrill Lynch, the favorable opinion of Troutman Sanders LLP, regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v) Opinion of Counsel for Underwriters. If requested by Merrill Lynch, the favorable opinions of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, and Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(f) and 5(g), respectively, hereof.

(vi) Bring-down Comfort Letters. If requested by Merrill Lynch, a letter from each of Ernst & Young LLP and McGovern, Hurley, Cunningham, LLP, in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to Merrill Lynch pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by Merrill Lynch by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Final PREP Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus,

Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Final PREP Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Final PREP Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, capital, issuance, registration, transaction, transfer or similar Taxes or duties, including any interest and penalties, on the creation, issue, delivery and sale of the Securities and on the execution, delivery or performance of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future Taxes, duties or governmental charges whatsoever unless required by law. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of Merrill Lynch, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Toronto Stock Exchange, any Canadian Securities Regulator, the Commission or the Nasdaq Global Market, or (iv) if trading generally on the Toronto Stock Exchange or the NYSE Amex or the New York Stock Exchange or in the Nasdaq Stock

Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal, New York, Canadian or Province of Ontario authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) Merrill Lynch or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Company shall be directed to it at 828 Richmond Street West, Toronto, Ontario, Canada M6J 1C9, attention of Andrew Williams.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Subsidiary or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Subsidiary on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

CYNAPSUS THERAPEUTICS INC.

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[  —  ].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[  —  ], being an amount equal to the initial public offering price set forth above less $[  —  ] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ — ]
Nomura Securities International, Inc.	[ — ]
Noble Financial Capital Markets	[ — ]

Total	[ — ]

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Company is selling [—] Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Common Shares.

3. The initial public offering price per share for the Securities shall be $[—].

SCHEDULE B-2

Free Writing Prospectuses

[—]

Sch B-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Anthony Giovinazzo

Dr. Albert Agro

Dr. Thierry Bilbault

Andrew Williams

Dr. Jordan Dubow

Rochelle Stenzler

Tomer Gold

Ronald Hosking

Dr. Perry Molinoff

Ilan Oren

Nan Hutchinson

Tamar Howson

Dexcel Pharma Technologies Ltd.

Dexxon Holdings Ltd.

Sch C-1

SCHEDULE D

	Title	Serial No.	Territory	Status	Patent No. & Grant Date
1	SUBLINGUAL APOMORPHINE	U.S.S.N. 12/813,820	United States	Granted	US 9044475 Issued 06/02/15
		U.S.S.N. 14/684,146	United States	Pending
	SUBLINGUAL APOMORPHINE Corresponding international applications based upon PCT/US2010/038336, Filed 06/11/10 PCT Publication No. WO/2010/144817	Australia Appl. No. AU2010259971	Australia	Pending	-
		Brazil Appl. No. BR1120120002040	Brazil	Pending	-
		Canada Appl. No. CA2765291	Canada	Pending	-
		China Appl. No. CN102480958	China	Pending	-
		Hong Kong Appl. No. 12112345.3	Hong Kong	Pending	-
		Europe Appl. No. EP10786915.8	Europe	Allowed	-
		Eurasia Appl. No. EA201270012	Eurasia	Pending	-
		Indonesia Appl. No. W00201104774	Indonesia	Granted	ID P 000 036 910 Issued 10/01/14
		India Appl. No. 395/CHENP/2012	India	Pending	-
		Israel Appl. No. IL216923	Israel	Pending	-
		Japan Appl. No. JP2012-515185	Japan	Allowed	-
		Japan Appl. No. JP2015-104145	Japan	Pending	-
		Mexico Appl. No. MX2011013260	Mexico	Pending	-
		New Zealand Appl. No. NZ597237	New Zealand	Granted	NZ 597237 Issued 06/04/14
		South Africa Appl. No. ZA2011/09208	South Africa	Granted	ZA 2011/09208 Issued 06/11/14
		South Korea Appl. No. KR2012-7000835	South Korea	Pending	-
2	SUBLINGUAL FILMS	U.S.S.N. 13/445,656	United States	Granted	US 8,414,922 Issued 04/09/13
		U.S.S.N. 13/858,638	United States	Granted	US 8,846,074 Issued 09/30/14
		U.S.S.N. 14/478,975	United States	Pending	-
	SUBLINGUAL FILMS Corresponding international applications based upon PCT/US2011/65665, Filed 12/16/11 PCT Publication No. WO/2012/083269	Australia Appl. No. AU2011343429	Australia	Pending	-
		Brazil Appl. No. BR112013015204-4	Brazil	Pending	-
		Canada Appl. No. CA2821756	Canada	Pending	-
		China Appl. No. CN 103476372	China	Pending	-
		Hong Kong Appl. No. 14106298.0	Hong Kong	Pending
		Europe Appl. No. EP11848299.1	Europe	Pending	-
		Eurasia Appl. No. EA201390855	Eurasia	Pending	-
		Indonesia Appl. No. W00201303084	Indonesia	Pending	-
		India Appl. No. 6289/DELNP/2013	India	Pending	-
		Israel Appl. No. IL226962	Israel	Pending	-
		Japan Appl. No. JP2013-544855	Japan	Allowed	-
		Mexico Appl. No. MX/a/2013/006911	Mexico	Pending	-
		New Zealand Appl. No. NZ612686	New Zealand	Pending	-
		South Africa Appl. No. ZA2013/04740	South Africa	Pending	-
		South Korea Appl. No. 2013-7018648	South Korea	Pending	-
3	METHODS OF TREATING PARKINSON’S DISEASE BY ADMINISTRATION OF APOMORPHINE TO AN ORAL MUCOSA	U.S. Provisional Serial No. 62/150,624	United States	Pending	-

Sch D-1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[—]

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[—]

B-1

Exhibit C

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(d)

[—]

C-1

Exhibit D

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

[—]

D-1

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)

Exhibit E

____________, 2015

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated,

as Representative of the several

Underwriters named in Schedule A to the

Underwriting Agreement

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Initial Public Offering by Cynapsus Therapeutics Inc.

Dear Sirs:

The undersigned, a holder of Common Shares[ and an officer and/or director ]of Cynapsus Therapeutics Inc., a corporation organized under the laws of Canada (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of its common shares (the “Common Shares,” and the Common Shares to be offered pursuant to the Underwriting Agreement, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a holder of Common Shares[ and an officer and/or director of the Company], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer directed Securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) Merrill Lynch agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Common Shares, Merrill Lynch will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Merrill Lynch hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of Merrill Lynch:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	as transfers pursuant to any sale or disposal of Lock-Up Securities pursuant to a bona fide third party tender offer for all or substantially all of the outstanding Common Shares, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by each of the undersigned shall remain subject to the restrictions contained in this lock-up agreement, provided in each case, other than (v) above, that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise publicly reported or filed, including with any Canadian Securities Administrator or on the Canadian System for Electronic Disclosure by Insiders, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, during the Lock-Up Period, the undersigned may sell the Common Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, including with any Canadian Securities Administrator or on the Canadian System for Electronic Disclosure by Insiders, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities during the Lock-Up Period except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit F

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Cynapsus Therapeutics Inc.

[Date]

Cynapsus Therapeutics Inc. (the “Company”) announced today that BofA Merrill Lynch, the lead book-running manager in the Company’s recent public sale of [  —  ] common shares, is [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 2015, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

F-1